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CUSIP No.218875 10 2



                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Corio, Inc.

         EXECUTED as a sealed instrument this 13TH day of February, 2001.


                          GREYLOCK IX LIMITED PARTNERSHIP

                          By:  Greylock IX GP Limited Partnership
                               General Partner



                               By: /S/ WILLIAM W. HELMAN
                                  ---------------------------------------------
                                   William W. Helman
                                   Co-Managing General Partner


                          GREYLOCK IX GP LIMITED PARTNERSHIP


                          By:      /S/ WILLIAM W. HELMAN
                             --------------------------------------------------
                               William W. Helman
                               Co-Managing General Partner



                                   /S/ WILLIAM W. HELMAN
                           ----------------------------------------------------
                              William W. Helman



                                   /S/ WILLIAM S. KAISER
                           ----------------------------------------------------
                              William S. Kaiser

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